Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 on Form S-8 of Star Bulk Carriers Corp. to Registration Statement No. 333-276621 on Form F-4 of our report dated March 04, 2024, relating to the financial statements of Eagle Bulk Shipping Inc. and the effectiveness of Eagle Bulk Shipping Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eagle Bulk Shipping Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

April 9, 2024